UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2012

Apricus Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 300, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 222-8041

(Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

On January 9, 2011, Apricus Biosciences, Inc. (the “Company”) entered into an exclusive license agreement (the “Agreement”) with Abbott Laboratories Limited (“Abbott”), granting Abbott the exclusive rights to market Vitaros® (alprostadil), Company’s treatment for erectile dysfunction (“ED”), in Canada.

Under the terms of agreement, Abbott will commercialize and market Vitaros® in Canada, where the drug was approved by Health Canada in late 2010, with launch anticipated in 2012.  Over the lifetime of the deal, Company will receive up to approximately $16 million in up-front, regulatory and sales milestone payments, plus tiered, royalty payments based on Abbott’s sales of the product in Canada.

Item 9.01             Exhibits.

(d)            Exhibits

Exhibit No.	Description

99.1	Press Release, dated January 9, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apricus Biosciences, Inc.

By:	/s/ Randy Berholtz
Name: Randy Berholtz
Title: Executive Vice President, General Counsel and Secretary

Date: January 9, 2012